Exhibit 99.1

Sun BioPharma Announces Execution of Reverse Stock Split

● Represents Next Step Toward National Securities Exchange Listing

MINNEAPOLIS, MN, November 7, 2017 (GLOBE NEWSWIRE) – Sun BioPharma, Inc. (OTCQB: SNBP), a clinical stage biopharmaceutical company developing disruptive therapeutics for the treatment of pancreatic diseases, announced today that it will implement the previously announced 1-for-10 reverse stock split. The reverse stock split will be effective as of the close of business on November 7, 2017 and the Company's common stock will trade on a split-adjusted basis at the beginning of trading on November 8, 2017.

The reverse stock split is intended to increase the market price per share of the Company's common stock to qualify it for listing on The Nasdaq Capital Market. The Company is taking additional actions to meet the remaining listing requirements. Until the Company meets the criteria for listing and an application for listing is accepted by Nasdaq, which may not happen within a reasonable time frame, if at all, the common stock will continue to be eligible for quotation on the OTCQB Venture Marketplace tier of the over-the-counter markets administered by the OTC Markets Group, Inc. under the symbol "SNBP". The new CUSIP number for the common stock following the reverse stock split will be 8666M 206.

The reverse stock split will reduce the number of shares of the Company's common stock currently outstanding from approximately 36.7 million shares to approximately 3.7 million shares. Proportionate adjustments will be made to the conversion and exercise prices of the Company's outstanding convertible promissory notes, stock purchase warrants, stock options and to the number of shares issued and issuable under the Company's equity incentive plans. Concurrent with the reverse stock split, there will be a 50% reduction in the number of shares authorized for issuance by the Company.

Information for Stockholders

Upon the effectiveness of the reverse stock split, each ten shares of the Company's issued and outstanding common stock will be automatically combined and converted into one issued and outstanding share of common stock. The reverse stock split will affect all stockholders uniformly and will not alter any stockholder's percentage interest in the Company's equity, except to the extent that the reverse stock split would result in a stockholder owning a fractional share. Holders of common stock otherwise entitled to a fractional share as a result of the reverse stock split will receive a cash payment in lieu of such fractional share. The reverse stock split will not change the par value of the common stock or modify the rights or preferences of the common stock.

The Company's transfer agent, Vstock Transfer, LLC, will act as paying agent for the reverse stock split. Vstock will provide stockholders of record holding certificates representing pre-split shares of the Company's common stock as of the effective date a letter of transmittal providing instructions for the exchange of shares. Registered stockholders holding pre-split shares of the Company's common stock electronically in book-entry form are not required to take any action to receive post-split shares. Stockholders owning shares via a broker, bank, trust or other nominee will have their positions automatically adjusted to reflect the reverse stock split, subject to such broker's particular processes, and will not be required to take any action in connect with the reverse stock split. Vstock can be reached at (212) 828-8436.

About Sun BioPharma

Sun BioPharma Inc. is a clinical-stage biopharmaceutical company developing disruptive therapeutics for urgent unmet medical needs. The Company’s development programs target diseases of the pancreas, including pancreatic cancer and pancreatitis; the Company’s initial product candidate is SBP-101 for the treatment of patients with pancreatic cancer. SBP-101 was invented by Raymond Bergeron, Ph.D., a Distinguished Professor Emeritus at the University of Florida. Sun BioPharma has scientific collaborations with pancreatic disease experts at Cedars Sinai Medical Center in Los Angeles, the University of Miami, the University of Florida, the Mayo Clinic Scottsdale, the Austin Health Cancer Trials Centre in Melbourne, Australia and the Ashford Cancer Centre in Adelaide, Australia. The Company’s independent Data Safety Monitoring Board (DSMB) is Chaired by James Abbruzzese, MD, Professor of Medicine, Charles Johnson, M.D. Professor of Medicine, a member of the Duke Cancer Institute and Chief, Division of Medical Oncology at Duke University School of Medicine. Further information can be found at: www.sunbiopharma.com. Sun BioPharma’s common stock is currently quoted on the OTCQB tier of the over-the-counter markets administered by the OTC Markets Group, Inc. under the symbol: SNBP.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. For example, statements regarding the timing and effects of the reverse stock split and potential eligibility and approval for listing on a national securities exchange are forward-looking statements. Any other statements that are not historical fact (including, but not limited to statements that contain words such as “will”, “believes,” “may,” “anticipates,” “expects,” “estimates” or “plans”) should also be considered to be forward-looking statements. Forward-looking statements are not a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from the information expressed or implied by such forward-looking statements, including, without limitation, our need to obtain additional capital, which may not be available on acceptable terms or at all, risks inherent in the development and/or commercialization of potential products, uncertainty in the results or timing of clinical trials or regulatory approvals, timing of necessary regulatory processes relating to the reverse stock split, and other material changes in our business that could jeopardize our ability to qualify for listing on a national securities exchange. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the Company and its business, particularly those disclosed from time to time in its filings with the Securities and Exchange Commission. Stockholders and other readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. The Company disclaims any intent or obligation to update these forward-looking statements.

Contact Information:

EVC Group

Investor & Media Contact:

Doug Sherk

415-652-9100

Michael Polyviou

212-850-6020